Exhibit 99.1

Contacts:
Media	Investors
Brad Bishop	Marc Ostermann	Sam Leno
574-372-4291	574-371-8515	574-372-4790
bradley.bishop@zimmer.com	marc.ostermann@zimmer.com	sam.leno@zimmer.com
Zimmer Holdings, Inc. Announces Share Repurchase Program
(WARSAW, IN) December 15, 2005— Zimmer Holdings, Inc. (NYSE and SWX: ZMH) announced today that its Board of Directors authorized the Company to repurchase up to $1 billion of its common stock through December 31, 2007. Repurchases under the program may be made in the open market or in privately negotiated transactions from time to time in compliance with Securities and Exchange Commission regulations, depending on market conditions and other factors. Any shares acquired will be available for general corporate purposes. The Company had approximately 247.8 million shares of common stock outstanding as of December 13, 2005.
“Based upon the repayment of our Centerpulse and Implex acquisition debt, we believe share repurchases are currently an appropriate way to take advantage of our continued strong cash flow,” said Ray Elliott, Zimmer Chairman, President and CEO. “As we have said, we will continue to look for strategic acquisitions that meet our demanding criteria, but this share repurchase program gives us another option to deploy cash with the expectation of building shareholder value.”
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2004 sales were approximately $3 billion. The Company is supported by the efforts of more than 6,500 employees worldwide.
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Visit Zimmer on the worldwide web at www.zimmer.com
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG and Implex Corp., the outcome of the Department of Justice investigation announced in March 2005 and the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.